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                                                                   Exhibit 3-232
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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 10/30/1992
                                                           923045181 - 2314459


                          CERTIFICATE OF INCORPORATION
                                       OF
                              PHC OPERATING CORP.

   The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I

                                      NAME

   The name of the Corporation is PHC Operating Corp. (the "Corporation").

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

   The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation
Trust Company, 1209 Orange Street, Wilmington, Delaware, County of New Castle.

                                  ARTICLE III

                               CORPORATE PURPOSE

   The nature of the business and the purposes to be conducted or promoted by the Corporation are to engage in only the following activities:

      a. to own, operate and maintain eleven long-term care facilities (the "Facilities") to be acquired from Northwestern Service Corporation, a Delaware corporation ("Northwestern"), and to provide ancillary and related services at or from the Facilities;

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      b. to acquire the Facilities and to purchase or otherwise acquire, hold, own, maintain, improve, operate, mortgage, sell, convey, lease, sublease or otherwise deal in and dispose of personal and real property of every kind, character and description whatsoever in furtherance of the business of the Corporation, including, without limitation, to enter into mortgages (the "Mortgages") in favor of Providence Funding Corporation, a Delaware corporation (such corporation or successor holders of the Mortgages, the "Mortgagee"), in connection with the acquisition of the Facilities;

      c. to enter into contracts of all kinds in furtherance of the business of the Corporation;

      d. to enter into loan agreements and to issue its promissory notes, borrow money, with or without security, in furtherance of the business of the Corporation, and to make, endorse, execute and issue such instruments for the payment of money as may be necessary to evidence such borrowing, including, without limitation, the loan agreement to be entered into with, and the promissory notes ("Notes") to be issued to, the Mortgagee;

      e. to engage in any activity, enter into any agreement, undertaking, contract, indenture, assignment, security agreement or certificate and to exercise any powers permitted to a corporation under the corporate law of the State of Delaware which are incidental to the foregoing or necessary, suitable or convenient to accomplish the foregoing.

   So long as any of the Notes are outstanding, the limitations on the Corporation's business activities as set out in this Article Third may not be altered except upon the vote of the holders of 100% of the outstanding common stock of the Corporation, the unanimous affirmative vote of all the directors of the Corporation and the prior written consent of the Mortgagee.

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                                   ARTICLE IV

                        INDEPENDENT DIRECTOR AND OFFICER

   At all times on and after the commencement of the activities of the Corporation referred to in Article III, the Board of Directors shall include at least one individual who is an Independent Director. At all times on and after such time, the Corporation shall also provide for one individual who is an Independent Officer. The same individual may serve as both an Independent Director and an Independent Officer. An "Independent Director" or "Independent Officer" shall be a director or officer, respectively, who is not at the time of such individual's appointment, and shall have not been at any time during the preceding five years, a director, officer, employee or affiliate of Northwestern, or any of its subsidiaries or affiliates except Mortgagee, nor shall such individual be the beneficial owner, at the time of such individual's appointment as an Independent Director or an Independent Officer or at any time thereafter while serving as an Independent Director or an Independent Officer, of more than the lesser of (a) 10% of the aggregate of all classes of common stock of Providence Health Care, Inc., a Delaware corporation, or (b) such number of such shares the value of which constitutes more than 10% of such individual's net worth.

                                   ARTICLE V

                                 CAPITAL STOCK

   The total number of shares of capital stock that the Corporation shall have authority to issue is one thousand (1,000), consisting of one thousand (1,000) shares designated as Common Stock (the "Common Stock"). The par value of each share of Common Stock is one dollar ($1.00), amounting in the aggregate to one thousand dollars ($1,000).

                                   ARTICLE VI

                          POWERS OF BOARD OF DIRECTORS

   In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation without the assent or vote of the stockholders of the Corporation.

                                  ARTICLE VII

                                INDEMNIFICATION

   The Corporation shall indemnify, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons who may be indemnified pursuant thereto.

                                       3

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                                  ARTICLE VIII

                             NO DIRECTOR LIABILITY

   No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or
(b) shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law, or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE IX

                             ELECTION OF DIRECTORS

   Election of directors need not be by written ballot.

                                   ARTICLE X

                      MATTERS RELATING TO THE CORPORATION



   The Corporation shall not commingle any of its assets with the assets of any other entity or person. The Corporation shall maintain its financial and accounting books and records separate from those of any other entity or person, which shall not prevent the parent or any affiliate of the Corporation from preparing its financial statements on a consolidated basis with the Corporation. The Corporation shall pay from its assets all obligations and indebtedness of any kind incurred by the Corporation, and shall not pay from its assets any obligations or indebtedness of its parent, any affiliate or any other entity or person. The Corporation will at all times conduct its business from an office separate from that of its parent, whether at the same or a different address. The Corporation will take all appropriate action necessary to ensure its existence as a corporation in good standing under the laws of the State of Delaware. The Corporation will observe all customary formalities regarding its corporate existence, including holding regular meetings of its Board of Directors and its stockholders and maintenance of current minute books. Regular meetings of the Board of Directors will be held. The
Corporation will at all times hold itself out to the public as a separate and distinct corporate entity operating under the Corporation's own name and the Corporation shall act solely in its own corporate name and through its own authorized officers and agents.

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                                   ARTICLE XI

                             BANKRUPTCY PROVISIONS

   Without the unanimous affirmative vote of all of its directors (including, in each case, the Independent Director), the Corporation shall not (i) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or, insolvency proceedings against it, or file a petition or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation, or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as required by law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action; (ii) dissolve or liquidate, in whole or in part, merge or consolidate with or into any other entity, or convey or transfer all or substantially all of its properties and assets to any other entity; or (iii) engage in any other action that bears upon whether the separate identity of the Corporation and its parent or other affiliates will be respected, or the assets of the Corporation will be consolidated with those of its parent or other affiliates under applicable federal or state bankruptcy or insolvency law.

                                   ARTICLE XII

                                   AMENDMENTS

   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred by the stockholders herein are granted subject to this reservation; provided, however, that any action in respect of this Certificate of Incorporation that bears upon whether the separate corporate identity of the Corporation and that of its parent or other affiliates will be respected and the assets of the Corporation not consolidated with those of its parent or other affiliate under applicable federal or state bankruptcy or insolvency law shall be subject to the unanimous affirmative vote of all of its directors (including, in each case, the Independent Director); provided, further, that no amendment to the Articles III, IV, V, VI, X, XI and XII hereof shall be effective without the unanimous consent of the directors.

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                                 ARTICLE XIII

   The Incorporator of the Corporation is Amory Cummings, whose mailing address is c/o Freeborn & Peters, 311 South Wacker Drive, Suite 3000, Chicago,
Illinois 60606.
                             ________________________

   I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of October, 1992.

                                               /s/ Amory Cummings
                                               ------------------------
                                               Amory Cummings

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         STATE OF DELAWARE
         SECRETARY OF STATE
      DIVISION OF CORPORATIONS
     FILED 09:00 AM 03/26/1996
        960087047 - 2314459


                      CERTIFICATE OF CHANGE OF LOCATION OF
                     REGISTERED OFFICE AND REGISTERED AGENT
                                       OF
                              PHC OPERATING CORP.

   The undersigned corporation hereby certifies as follows:

   FIRST: The name of the corporation is
                              PHC OPERATING CORP.

   SECOND: The address of the new registered office shall be 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901.

   THIRD: The name of the new registered agent is United Corporate Services, Inc.

   FOURTH: The aforesaid changes were duly authorized by appropriate resolutions adopted by the Board of Directors at a meeting thereof.

   IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements made herein are true under the penalties of perjury, this 19th day of March, 1996.

                                              PHC OPERATING CORP
                                              /s/ [graphic of signature omitted]
                                              ----------------------------------
                                              President

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 06/24/1998
                                                          981245583 - 2314459

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      AND
                               REGISTERED OFFICE

                                     *****

   PHC OPERATING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

   The Board of Directors of PHC OPERATING CORP. adopted the following resolution on the 11th day of May, 1998.

   Resolved that the registered office of PHC OPERATING CORP. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, PHC OPERATING CORP. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of May, 1998.

                                              /s/ Ira C. Gubernick
                                              ----------------------------------
                                              Ira C. Gubernick, Secretary

(DEL. - 264 - 6/15/94)